Exhibit 10.4

SUPER MICRO COMPUTER, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

SUPER MICRO COMPUTER, INC., a California corporation (the “Company”), hereby grants to                  (the “Optionee”), an option (the “Option”) to purchase a total of                  (        ) shares of Common Stock of the Company (the “Shares”), at the price set forth herein. The Option is granted pursuant to an offer letter or written contract between the Company and the Optionee.

1. Nature of the Option. The Option is intended to be a nonstatutory option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Option Price. The Option Price is              ($            ) for each Share.

3. Definitions. As used herein, the following definitions shall apply:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Super Micro Computer, Inc.

(e) “Committee” shall mean the Committee appointed by the Board. If the Board does not appoint or ceases to maintain a Committee, the term “Committee” shall refer to the Board.

(f) “Consultant” shall mean any independent contractor retained to perform services for the Company.

(g) “Continuous Employment” shall mean the absence of any interruption or termination of service as an Employee, Director or Consultant by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company.

(h) “Director” shall mean a director of the Company.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means (i) the closing price of a Share on the national securities exchange on which the Shares are traded, or (ii) if the Shares are not traded on a national securities exchange but are quoted on the Nasdaq

SmallCap Market or a regional stock exchange or an automated quotation system or over-the-counter market, the closing price on the Nasdaq SmallCap Market or regional stock exchange, automated quotation system or over-the-counter market, or (iii) if the Shares are not traded on a national securities or quoted on the Nasdaq SmallCap Market or regional stock exchange, automated quotation system or over-the-counter market, the fair market value of a Share as determined by the Company’s Board in good faith, based upon such factors as they deem relevant. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Board in accordance with uniform and nondiscriminatory standards adopted by it from time to time. Such determination shall be conclusive and binding on all persons.

(k) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined by Section 424(e) of the Code.

(l) “Securities Act” shall mean the Securities Act of 1933, as amended.

(m) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(n) “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an affiliate; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an affiliate, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or an affiliate.

4. Vesting and Exercise of Option. The Option shall vest and become exercisable during its term as follows:

(a) Vesting and Right to Exercise.

(i) The Option shall vest and become exercisable with respect to fifty percent (50%) of the Shares subject to the Option on the second anniversary of the Vesting Commencement Date set forth on the signature page of this Agreement, and twenty-five percent (25%) at the end of each successive year thereafter until, all the Options have vested, subject to the person’s continued service as an employee or director of the Company as the case may be. Subject to the provisions of subparagraphs (ii) through (v) below, the Optionee can exercise any portion of the Option which has vested until the expiration of the Option term.

(ii) Termination of Status as Employee, Director or Consultant. If an Optionee shall cease to be an Employee, Director or Consultant for any reason other than permanent and total disability or death, he or she may, but only within thirty (30) days after the date of Termination of Service, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of Termination of Service, subject to the condition that no Option shall be exercised after the expiration of the Option period.

(iii) Disability of Optionee. If the Optionee’s Continuous Employment ceases due to permanent and total disability, and such Optionee was in Continuous Employment as an Employee, Director or Consultant from the Grant Date until the date of Termination of Service, the Option may be exercised at any time within six (6) months following the date of Termination of Service, but only to the extent of the accrued right to exercise at the time of Termination of Service, subject to the condition that no option shall be exercised after the expiration of the Option period.

(iv) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his or her death, an Employee, Director or Consultant and who was in Continuous Employment in any such capacity from the Grant Date until the date of death, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee’s death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no option shall be exercised after the expiration of the Option period.

(v) The Option may not be exercised for fractional shares or for less than Ten (10) Shares.

(b) Method of Exercise. In order to exercise any portion of this Option which has vested, the Optionee shall notify the Company in writing of the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and shall execute and deliver to the President of the Company the Restricted Stock Agreement (the “Restricted Stock Agreement”), together with the Stock Assignments, and if applicable, the Consent of Spouse, forms of which are attached as exhibits to the Restricted Stock Agreement. The Restricted Stock Agreement must be accompanied by payment in full of the aggregate purchase price of the Shares to be purchased. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.

(c) Restrictions on Exercise. This Option may not be exercised if the issuance of the shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

5. Non-Transferabilitv of Option. This Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

6. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) certified or bank cashier’s check;

(c) in the event there exists a public market for the Company’s Common Stock on the date of exercise, by delivery of a sell order to a broker for the shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price of the shares being purchased on or before the settlement date for the sale of such shares to the broker; or

(d) in the event there exists a public market for the Company’s Common Stock on the date of exercise, by surrender of shares of the Company’s Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

(i) In addition to the execution and delivery of the Transfer Agreement, Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the Fair Market Value per share of Common Stock of the Company, as of the day on which the notice of exercise is sent or delivered;

(ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

(iii) The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

(iv) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

(v) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

(vi) Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of the Company’s Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR §240.16b-3 promulgated under the Exchange Act as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

7. Adjustments Upon Changes in Capitalization or Merger. The number of Shares covered by this Option shall be adjusted in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

8. Term of Option. This Option may not be exercised more than ten (10) years and one (1) day from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the terms of this Option.

9. Repurchase Rights. The Optionee hereby agrees that any Shares acquired upon the exercise of this Option shall be subject to certain restrictions on transfer specified in the Transfer Agreement.

10. Not Employment Contract. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

11. Income Tax Withholding. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time. Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee.

12. Investment Representations. In connection with the grant of the Option and the sale and issuance of the Shares (collectively, the “Securities”) upon any exercise thereof, the Optionee represents to the Company as follows:

(a) Knowledge of the Company. Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee, upon exercise, will be purchasing these Securities for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Unregistered Securities. Optionee understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission the statutory basis for such exemption may not be present if his representation was predicated solely upon a present intention to hold Shares for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for twelve months or any other fixed period in the future.

(c) No Registration Rights. Optionee further understands that, upon exercise, the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Relationship with Affiliates. Optionee has a pre-existing personal or business relationship with the Company or one of its officers, directors or controlling persons.

(e) Experienced Investor. Optionee has such business or financial experience as is necessary to protect Optionee’s interest in connection with this transaction.

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13. “Market Stand-Off” Agreement. Optionee hereby agrees that he or she shall not, to the extent reasonably requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Shares during the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that: (a) all officers and directors of the Company and all other persons with registration rights enter into similar agreements; and (b) such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred eighty (180)-day period.

Date of Grant:

Vesting Commencement Date:

SUPER MICRO COMPUTER, INC.

By:

Title:

The Optionee acknowledges receipt of copies of the Transfer Agreement and the exhibits referred to therein and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Transfer Agreement.

Dated:                          , 20

CONSENT OF SPOUSE

I,                                              , spouse of the Optionee who executed the foregoing Agreement, hereby agree that my spouse’s interest in the shares of Common Stock subject to said Agreement shall be irrevocably bound by the Agreement’s terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Dated:	, 19